EXHIBIT 32.1

Certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Eurocan Holdings Ltd. on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Williams, Chief Executive Officer, President, Chief Financial Officer and Principal Accounting Officer of Eurocan Holdings Ltd., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Eurocan Holdings Ltd.

April 10, 2014

By	/s/ Michael Williams
Michael Williams
Chief Executive Officer, President, Chief Financial Officer and Principal Accounting Officer